UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   September 27, 2005

WCI COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31255	59-2857021
(Commission File Number)	(IRS Employer Identification No.)

24301 Walden Center Drive, Bonita Springs, FL	34134
(Address of Principal Executive Offices)	(Zip Code)

239-947-2600

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Unsecured Revolving Facility

On September 27, 2005, WCI Communities, Inc. (the “Company” or “WCI”) entered into the Second Amendment (the “Amendment) to the Senior Unsecured Revolving Credit Agreement dated as of August 13, 2004 (the “Credit Facility”) among WCI, certain lenders thereto and Bank of America, N.A., as the administrative agent, swing line lender and letter of credit issuer under the Credit Facility and the Amendment.

The Amendment increases (i) the lenders’ revolving loan commitments from $750,000,000 to $875,000,000 and (ii) the borrowing base attributable to Tower Construction Projects (as such term is defined in the Credit Facility) to $250,000,000 from $100,000,000.

The Credit Facility matures in August 2008, subject to extensions at the Company’s request, not to exceed four years from the existing maturity date, and allows for prepayments and additional borrowings to the maximum amount, provided an adequate borrowing base is maintained. The Credit Facility provides for an allocation of the unused balance of the loan commitments for issuance of a maximum of $250,000,000 of stand-by letters of credit of which $54,761,000, is outstanding at September 29, 2005. The initial interest rate is Bank of America’s prime rate or the Eurodollar base rate plus a spread of 1.50%, payable in arrears. The Eurodollar base rate can be reduced or increased by up to 50 basis points based on the Company’s leverage ratio and is adjusted quarterly. The agreement contains financial and operational covenants, which under certain circumstances, limit the Company’s ability to, among other items, incur additional debt, pay dividends, and make certain investments.

The Credit Facility contains customary covenants, including covenants that in certain circumstances restrict the Company’s ability to incur additional indebtedness, pay dividends on capital stock, make other restricted payments, including investments, sell its assets and enter into consolidations, mergers and transfers of all or substantially all of its assets. The Credit Facility also requires the Company to maintain specified financial ratios and satisfy financial condition tests. The Credit Facility contains customary events of default. Upon the occurrence of an event of default under the Credit Facility, the lenders may cease making loans and declare amounts outstanding to be immediately due and payable. These provisions are applicable to the Amendment as well.

Some of the lenders, and certain of their affiliates, under the Amendment and the Credit Facility perform various financial advisory, investment banking and commercial banking services for the Company, for which they receive usual and customary fees.

The Amendment is attached as Exhibit 99.1 to this Current Report on Form 8-K. The above description of the Amendment is not complete and is qualified in its entirety by reference to such exhibit.

Junior Subordinated Notes

On September 28, 2005, WCI issued and sold an aggregate of $100 million in principal amount of unsecured junior subordinated notes due October 2035 (the “Notes”) in a private placement in reliance on exemptions under the Securities Act of 1933, as amended. The Notes were sold by the Company to Merrill Lynch International, TABERNA Preferred

Funding II, Ltd. and Bear, Stearns & Co. Inc. pursuant to Purchase Agreements, each dated as of September 28, 2005 among the Company, on the one hand, and those parties, on the other.

The Notes were issued under, and are governed by, a Junior Subordinated Indenture, dated as of September 28, 2005, between the Company and JPMorgan Chase Bank, National Association, as Trustee. Interest on the Notes is payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, commencing on October 30, 2005 at a fixed rate of 7.25% per annum through the interest payment date in October 2015 and a variable interest rate, reset quarterly, equal to LIBOR plus 2.50% thereafter. All payments on the Notes are expressly subject and subordinate to the Company’s “Senior Debt” (as defined in the Indenture). After October 30, 2010, the Company may redeem the Notes on any interest payment date, in whole or in part and in accordance with the terms of the Indenture, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest. Prior to October 30, 2010, the Company may redeem the Notes only upon the occurrence of an “Investment Company Event” or a “Tax Event” (in each case, as defined in the Indenture) at a redemption price equal to 107.5% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest.

The Notes and the Indenture contain customary events of default, including, without limitation, failure to pay principal on the Notes when due; failure to pay interest on the Notes for 30 days after becoming due; and failure to comply with certain covenants and warranties contained in the Indenture for a period of 30 days after written notice from the trustee or the holders of 25% of the aggregate principal amount of Notes then outstanding. If an “Event of Default” (as defined in the Indenture) occurs and is continuing, the Trustee or the “Holders” (as defined in the Indenture) of not less than twenty five (25%) in aggregate principal amount of the Outstanding Securities (as defined in the Indenture) may declare the principal amount of all the Securities to be due and payable immediately.

The terms of the Purchase Agreements were established in arms-length negotiations with the Purchasers. From time to time, one or more of the purchasers have provided investment banking, general financing and advisory services to the Company and its affiliates, including services in connection with the prior debt and equity offerings by the Company, and may do so in the future. They receive, and expect to receive, customary fees and commissions for these services.

The above description of the Amendment, Purchase Agreements, Notes and Indenture do not purport to be complete statements of the parties’ rights and obligations under the Indenture or the Purchase Agreements. The above descriptions are qualified in their entirety by reference to the Purchase Agreements and the Indenture, copies of which are attached to this Current Report on Form 8-K as Exhibits 99.2, 99.3, 99.4 and 99.5 respectively, and are incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01     Other Events

On September 29, 2005, WCI Communities, Inc. (“WCI”) issued a press release reporting that it had issued $100 million in Junior Subordinate Notes due 2035 on September 28th, increased its revolving construction loan facility from $290 million to $390 million on September 22nd and on September 27th it had increased its unsecured revolving facility to $875 million from $750 million. A copy of the Press Release is attached hereto as Exhibit 99.1.

In a report on Form 8-K filed on September 28, 2005, the Company reported the September 22, 2005 increase in its revolving construction loan facility.

Item 9.01	Financial Statements and Exhibits

99.1	Press release dated September 29, 2005

99.2	Second Amendment to Credit Agreement

99.3	Purchase Agreement among WCI Communities, Inc. and TABERNA Preferred Funding II, Ltd. and Merrill Lynch International, dated September 28, 2005

99.4	Purchase Agreement among WCI Communities, Inc. and Bear Stearns & Co., Inc., dated September 28, 2005

99.5	Junior Subordinated Indenture between WCI Communities, Inc and JPMorgan Chase Bank, National Association, as Trustee, dated as of September 28, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

By:	/s/ James D. Cullen
Name: James D. Cullen Title: Vice President

Date: October 3, 2005

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